Exhibit 99.1
Century Aluminum Company to Commence Exchange Offer and Consent
Solicitation Related to its 7.5% Senior Notes due 2014 and Consent Solicitation
for its 1.75% Senior Convertible Notes due 2024
Monterey, CA, October 27, 2009 — Century Aluminum Company (the “Company”) (NASDAQ: CENX) today announced that it expects on October 28, 2009 to commence (i) an exchange offer and consent solicitation relating to its 7.5% Senior Notes due 2014, CUSIP No. 156431AH1 (the “2014 Notes”) and (ii) a consent solicitation relating to its 1.75% Convertible Senior Notes due 2024, CUSIP Nos. 156431AE8 and 156431AD0 (the “2024 Notes”).
Exchange Offer and Consent Solicitation Related to 2014 Notes
Holders who tender their 2014 Notes prior to the expiration of the exchange offer will receive newly issued 8% Senior Secured Notes due 2014 (the “Exchange Notes”). The Exchange Notes will bear interest at the rate of 8% per annum, payable semi-annually on May 15 and November 15 of each year, commencing May 15, 2010, and mature on May 15, 2014. All of the Company’s existing and future domestic restricted subsidiaries, other than foreign-owned parent holding companies, will guarantee the Exchange Notes on a senior secured basis. The Exchange Notes and related guarantees will rank:
•	equal in right of payment with all of the Company and the guarantors’ existing and future senior debt;

•	senior in right of payment to any of the Company and the guarantors’ existing and future subordinated debt;

•	effectively senior to all unsecured debt, including any 2014 Notes not tendered in the exchange offer and the 2024 Notes, to the extent of the value of the collateral;

•	effectively junior to the obligations of the Company’s foreign subsidiaries; and

•	effectively junior to the Company and the guarantors’ obligations that are secured by any first priority liens, to the extent of the value of the assets securing such liens.
The Company’s obligations under the Exchange Notes and the guarantors’ obligations under the guarantees will be secured by a pledge of and lien on, subject to certain exceptions: (i) all property, plant and equipment owned or hereafter owned by the Company and the guarantors; (ii) all equity interests in domestic subsidiaries directly owned or hereafter owned by the Company and the guarantors and 65% of equity interests in foreign subsidiaries directly owned by the Company and the guarantors; (iii) intercompany notes owed or hereafter owed by any non-guarantor to the Company or any guarantor, including an intercompany note from Century Bermuda I Ltd. (which indirectly owns Grundartangi and Helguvik) to the Company which had approximately $687 million outstanding as of September 30, 2009; and (iv) proceeds of the foregoing.
The Company may redeem any of the Exchange Notes beginning on May 15, 2011. The initial redemption price will be 104% of their aggregate principal amount, plus accrued and unpaid interest. The redemption price will decline to 102% and 100% of their aggregate principal amount, plus accrued and unpaid interest, on May 15, 2012 and May 15, 2013, respectively. In addition, before May 15, 2011, the Company may redeem up to 35% of the aggregate principal amount of the Exchange Notes with proceeds of offerings of certain of the Company’s capital stock at 108% of their aggregate principal amount, plus accrued and unpaid interest.
In general, the covenants in the indenture governing the Exchange Notes will be based on those contained in the indenture governing the 2014 Notes, with changes deemed to be appropriate to include the following changes to the covenants in the indenture governing the 2014 Notes:
•	limit on indebtedness:
•	a new permitted debt provision will be added to permit up to $125 million of debt incurred to finance expansion or improvement of the Grundartangi plant; provided that such debt is not guaranteed by the Company or any of the guarantors of the Exchange Notes;

•	a new permitted debt provision will be added to permit up to $500 million of debt that (i) is unsecured and effectively subordinated to the Exchange Notes to the extent of the value of the collateral, (ii) the stated maturity of which is after the maturity of the Exchange Notes, and (iii) the cash coupon of which is no higher than the cash coupon on the Exchange Notes; and

•	a new permitted debt provision will be added for debt pursuant to the Exchange Notes and related guarantees;
•	asset sales — the disposition of interests of any domestic subsidiaries excluding those that directly or indirectly own equity interests in, or are an obligee under debt incurred by, a foreign restricted subsidiary (“Legacy Domestic Subsidiaries”) will be permitted; provided that such disposition will be for fair market value and any cash proceeds will be applied pursuant to the asset sale covenant;

•	limit on liens:
•	the Exchange Notes will permit the Company to grant permitted liens, as defined; in addition, the Exchange Notes will permit the Company to grant liens on assets that do not secure the Exchange Notes, provided that the Exchange Notes are equally and ratably secured with liens on such assets;

•	permitted liens securing obligations under or with respect to credit agreement debt will include, in addition to liens on current assets as currently permitted, liens on the collateral securing the Exchange Notes on a pari passu basis with the Exchange Notes; and

•	the existing $150 million general lien basket will be retained and may continue to be used to secure any permitted debt with pari passu or priority liens on the collateral securing the Exchange Notes; and
•	limit on restricted payments — investments using proceeds from permitted unsecured debt issuances in unrestricted subsidiaries, including Helguvik, and joint ventures will be permitted.
In general, the events of default in the indenture governing the Exchange Notes will be based on those contained in the indenture governing the 2014 Notes, with changes deemed to be appropriate to include the following changes to the events of default in the indenture governing the 2014 Notes:
•	events of default:
•	the event of default relating to the Company and its restricted subsidiaries’ bankruptcy or insolvency will exclude bankruptcies and insolvencies relating to Legacy Domestic Subsidiaries; and

•	the event of default relating to judgment events of default will exclude judgments against the Company or its restricted subsidiaries with respect to claims, actions or judgments arising out of or relating to Legacy Domestic Subsidiaries, including without limitation claims, actions or judgments arising out of or relating to the employment of current or former employees of one or more Legacy Domestic Subsidiaries.
In conjunction with the exchange offer, the Company is soliciting consents for amendments to the indenture governing the 2014 Notes to eliminate most restrictive covenants and modify certain events of default. The Company is offering a consent payment of $50 in aggregate principal amount of Exchange Notes for each $1,000 principal amount (up to $12.5 million principal amount of Exchange Notes in the aggregate) of 2014 Notes with respect to which consents are validly delivered (and not validly revoked) prior to the Consent Payment Deadline (as defined below), subject to the terms and conditions of the consent solicitation.
It is a condition to the exchange offer that a majority of the total outstanding principal amount of 2014 Notes participates in the consent solicitation, and holders may not tender their 2014 Notes without delivering their consents pursuant to the consent solicitation and may not deliver consents without tendering their 2014 Notes pursuant to the exchange offer. The tendering of 2014 Notes pursuant to the exchange offer will constitute the consent of such holder to the proposed amendments.

The exchange offer and consent solicitation will expire at 11:59 p.m., New York City time, on November 25, 2009, unless extended or earlier terminated. The consent payment deadline is 11:59 p.m., New York City time, on November 10, 2009, unless extended (such date and time, as the same may be extended, the “Consent Payment Deadline”).
Tenders of 2014 Notes may be validly withdrawn and the concurrent consents may be validly revoked at any time prior to the Consent Payment Deadline, but not thereafter unless the exchange offer and consent solicitation are terminated or the Company is required by law to grant withdrawal and revocation rights. A valid withdrawal of tendered 2014 Notes will constitute the concurrent valid revocation of such holder’s related consents, and a valid revocation of consents will constitute the concurrent valid withdrawal of such holder’s related tendered 2014 Notes.
The exchange offer and consent solicitation for the 2014 Notes is expected to be made pursuant to an Offering Circular and Consent Solicitation Statement dated October 28, 2009 and related Letter of Transmittal and Consent, which more fully set forth the terms of the exchange offer and consent solicitation.
Consent Solicitation Related to 2024 Notes
The Company is simultaneously soliciting consents for amendments to the indenture governing the 2024 Notes to modify certain events of default, including to exclude events of default relating to bankruptcies and insolvencies of its Legacy Domestic Subsidiaries. The Company is offering a consent payment in cash of $2.50 for each $1,000 principal amount of 2024 Notes for which valid consents are received prior to the expiration of the Solicitation Period (as defined below), subject to the terms and conditions of the consent solicitation.
Consents that are validly executed from holders owning a majority in aggregate principal amount outstanding of the 2024 Notes are required to approve the proposed amendments. Pursuant to certain Exchange and Consent Agreements and Exchange Agreements, the Company has secured consents constituting the requisite consents necessary to amend the indenture governing the 2024 Notes.
The consent solicitation will expire at 11:59 p.m., New York City time, on November 10, 2009, unless extended or earlier terminated (such period, as it may be extended, the “Solicitation Period”).
The consent solicitation is expected to be made pursuant to a Consent Solicitation Statement dated October 28, 2009 and related Letter of Consent, which more fully set forth the terms of the consent solicitation.
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The Company has retained Houlihan Lokey as its exclusive financial advisor in connection with the exchange offer and consent solicitation related to the 2014 Notes and the consent solicitation related to the 2024 Notes.
Additional information concerning the terms of the exchange offer and consent solicitation related to the 2014 Notes and the consent solicitation related to the 2024 Notes may be obtained from Globic Advisors, Inc., which is serving as information and exchange agent for the exchange offer and consent solicitation related to the 2014 Notes and information and tabulation agent for the consent solicitation related to the 2024 Notes, at (212) 227-9699. Additional information concerning the terms of the consent solicitation related to the 2024 Notes may also be obtained from Houlihan Lokey, the solicitation agent for the consent solicitation related to the 2024 Notes, at (212) 497-7864. Copies of the Offering Circular and Consent Solicitation Statement related to the 2014 Notes and the Consent Solicitation Statement related to the 2024 Notes and related documents may be obtained from Globic Advisors, Inc. at (212) 227-9699. Copies of the Consent Solicitation Statement related to the 2024 Notes and the related documents may also be obtained from Houlihan Lokey at (212) 497-7864.
This press release does not constitute an offer to exchange or a solicitation of consents relating to the 2014 Notes, the 2024 Notes or any other securities of the Company. The exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 3(a)(9) of the Securities Act. The Company has not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the offer of Exchange Notes in the exchange offer and consent solicitation related to the 2014 Notes described above.
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Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century’s corporate offices are located in Monterey, California.
Cautionary Statement
This press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company’s actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company’s Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager — Corporate Finance, NBI hf.
Steingrimur Helgason, Director — Corporate Finance, NBI hf.
Contacts:
Media
Mike Dildine
831-642-9364
Investors
Shelly Lair
831-642-9357